UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2008

ISCO INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-22302	36-3688459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Cambridge Drive
Elk Grove Village, IL	60007
(Address of principal executive offices)	(Zip Code)

(847) 391-9400
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 5, 2008, ISCO International, Inc. (“ISCO”) entered into a definitive stock purchase agreement (the “Agreement”) with TAA Group Inc. (“TAA”) pursuant to which TAA acquired all of the outstanding shares of stock (the “Shares”) of Clarity Communication Systems Inc. (“Clarity”), a wholly-owned subsidiary of ISCO.   ISCO acquired Clarity through a merger in January 2008, and Clarity’s operations and assets constituted the software segment of ISCO’s business.

The purchase price consists of: (i) cash payments totaling $325,000; (ii) a deferred payment of $175,000 to be made by TAA on or after March 5, 2009; and (iii) a percentage of future revenues of Clarity in an amount up to $5,000,000.  ISCO may elect to take equity in TAA or one of its affiliates in lieu of the $175,000 payment. The revenue payments described above are payable on a monthly basis, as applicable, in accordance with a formula set forth in the Agreement.

The Agreement contains customary representations, warranties and covenants by ISCO and TAA. The parties are obligated, subject to certain limitations, to indemnify each other under the Agreement for breaches of representations, warranties and covenants, and ISCO is further obligated to indemnify TAA for certain tax liabilities, third party claims and employee liabilities.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On December 8, 2008, ISCO issued a press release regarding the sale of Clarity.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.01 by reference.

Item 2.05                      Costs Associated with Exit or Disposal Activities.

As previously disclosed in ISCO’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 27, 2008, ISCO’s management took action to reduce the monthly cash expenditure associated with Clarity by reducing headcount under a plan of termination pursuant to which charges will be incurred under FASB Statement of Financial Accounting Standards No. 146 “Accounting For Costs Associated With Exit or Disposal Activities.”  Cash expenses for employee retention and severance payments previously estimated at $175,000 totaled $144,000.  Non-cash expenses associated with the accelerated vesting of ISCO shares previously estimated at $75,000 totaled $213,000.  As of October 27, 2008, ISCO was unable to estimate the amount or range of amounts of the charges it may incur in connection with a strategic transaction or shutdown of Clarity.   On December 5, 2008, as described in Item 1.01 above, ISCO entered into the Agreement with TAA pursuant to which TAA acquired all of the shares of stock of Clarity.  Accordingly, as of December 9, 2008, ISCO is able to estimate that the total costs associated with the sale of Clarity will range from approximately $150,000 to  $625,000, consisting of legal fees and other transaction costs, the final amount of which will be determined by Clarity's future revenues and the resulting final purchase price.

At this time, the Company is unable to estimate if there will be any other charges incurred in connection with the Clarity sale. If the Company makes a determination that additional charges will be incurred, the Company shall file an amended Current Report on Form 8-K/A under Item 2.05 within four business days after it makes a determination of such an estimate or range of estimates.

This report contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those projected or suggested. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in such sections. These statements are based on current estimates and actual results may differ materially due to risks, including those risks set forth in the Company’s filings with the SEC, including its most recent 10-K, 10-K/A and other filings that are available through EDGAR at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date these statements were made. The Company assumes no obligation to update the forward-looking statements contained herein.

Item 9.01                      Financial Statements and Exhibits.

d)	Exhibits
Exhibit No.	Exhibit

10.1	Stock Purchase Agreement by and between ISCO International, Inc. and TAA Group Inc. dated as of December 5, 2008.
99.1	Press release dated December 8, 2008 announcing the sale of Clarity Communication Systems, Inc. to TAA Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISCO International, Inc.

Date: December 10, 2008	By:	/s/ Gary Berger
Name : Gary Berger
Title : Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

10.1	Stock Purchase Agreement by and between ISCO International, Inc. and TAA Group Inc. dated as of December 5, 2008.
99.1	Press release dated December 8, 2008 announcing the sale of Clarity Communication Systems, Inc. to TAA Group Inc.